UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2014

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 – 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2014, BSQUARE Corporation (the “Company”) entered into a Microsoft OEM Distribution Agreement for Software Products for Embedded Systems (the “Distribution Agreement”) with Microsoft Licensing, GP (“MS”), an affiliate of Microsoft Corporation. Under the Distribution Agreement, effective July 1, 2014, the Company has rights to distribute Microsoft Windows Embedded operating systems (the “Licensed Products”) on a non-exclusive basis in the United States, Canada, the Caribbean (excluding Cuba), Mexico, Argentina, Brazil, Chile, Colombia, Peru and Puerto Rico. The Distribution Agreement replaces the Company’s existing Microsoft OEM Distribution Agreement for Software Products for Embedded Systems with MS (the “Prior Agreement”), which is due to expire on June 30, 2014. The Distribution Agreement includes substantially the same terms and conditions as the Prior Agreement, but with the territory expanded to include the South American countries set forth above. It has a two-year term beginning on July 1, 2014 and ending on June 30, 2016.

The Distribution Agreement includes a limitation of liability clause in favor of MS and its affiliates according to which the aggregate liability of those parties to the Company for each Licensed Product will not exceed direct damages incurred up to a specified percentage of the amount paid by the Company to MS for that Licensed Product under the Distribution Agreement. This limitation does not apply to attorneys’ fees and expenses incurred by MS in connection with certain indemnification obligations it has under the Distribution Agreement.

MS has the right to remove any product from among the Licensed Products by setting a distribution end date for it. In addition, each party has certain rights to terminate the Distribution Agreement for cause, and either party may terminate the Distribution Agreement without cause by giving notice a specified number of days in advance.

Under a separate agreement, also with a term beginning on July 1, 2014 and ending on June 30, 2016, the Company has renewed rights to distribute Windows Embedded products in the European Union and European Free Trade Association, with Africa added to the territory. In addition, the Company’s agreements for the distribution of Windows Mobile operating systems, and related products such as Microsoft Office Mobile, renewed automatically for a one-year additional term, such that they expire on June 30, 2015. The Windows Mobile agreements together include the territories of North America, South America, Central America, Japan, Taiwan, and the EMEA region, composed of Europe, the Middle East, and Africa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: June 30, 2014	By:	/s/ Scott C. Mahan
Scott C. Mahan
Senior Vice President, Operations and Chief Financial Officer